Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Tower Group, Inc.(“Tower”), and OneBeacon Personal Lines Division (“OBPL”), after giving effect to the acquisition of OBPL, which was consummated on July 1, 2010.
The unaudited pro forma condensed consolidated financial information gives effect to the acquisition as if it had occurred (i) on June 30, 2010 for the purposes of the unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 and (ii) on January 1, 2009 for the purposes of the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2009 and for the six months ended June 30, 2010. The unaudited pro forma condensed consolidated financial information has been prepared by and is the responsibility of Tower’s management. Certain amounts from OBPL’s historical carve-out financial statements have been reclassified to conform to Tower’s presentation.
The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single entity as of or for the periods presented. The unaudited pro forma condensed consolidated financial information should be read together with the historical financial statements and related notes of Tower, which has been filed with the SEC and OBPL which are included as an exhibit herewith.

Tower Group, Inc.
Unaudited Condensed Consolidated Pro Forma Balance Sheet
June 30, 2010

			Pro
	Historical		Forma		Pro Forma
($ in millions)	Tower	OBPL	Adjs.	Notes	Combined

Assets
Investments
Fixed maturities & equity securities	$1,722.6	$314.3	$—		$2,036.9
Short-term investments		322.5	(109.5)	3	213.0

Total investments	1,722.6	636.8	(109.5)		2,249.9
Cash	348.5	9.1	(166.6)	2	191.0
Investment income receivable	19.4	—	—		19.4
Premiums receivable	308.8	105.1	—		413.9
Reinsurance recoverable	252.7	41.2	14.6	12	308.5
Prepaid reinsurance premiums	67.9	27.4	0.4	12	95.7
Deferred acquisition costs, net	183.7	41.7	(41.7)	5
			41.8	5	225.5
Deferred income taxes	25.0	1.9	(16.5)	3,9	10.4
Intangible assets	50.7	—	65.8	4	116.5
Goodwill	243.7	—	5.5	4,11	249.2
Fixed assets, net	79.4	—	—		79.4
Investment in subsidiaries	—	—	166.6	2
			(166.6)	7	—
Other assets	77.7	0.1	—		77.8

Total assets	$3,380.1	$863.3	$(206.2)		$4,037.2

Liabilities
Loss and loss adjustment expenses	$1,188.4	$346.2	$41.4	6
			14.6	12	$1,590.6
Unearned premium	631.1	235.9	0.4	12	867.4
Reinsurance balances payable	48.7	6.0	—		54.7
Funds held under reinsurance agreements	69.3	—	—		69.3
Other liabilities	81.6	28.8	(16.2)	3	94.2
Debt	291.1	—	—		291.1

Total liabilities	2,310.2	616.9	40.2		2,967.3
Stockholders’ equity	1,069.9	246.4	(101.3)	3
			(145.1)	7	1,069.9

Total stockholders’ equity attributable to Tower Group, Inc.	1,069.9	246.4	(246.4)		1,069.9

Total liabilities and stockholders’ equity	$3,380.1	$863.3	$(206.2)		$4,037.2

See “Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements” below.

Tower Group, Inc.
Unaudited Condensed Consolidated Pro Forma Statement of Income
Six Months Ended June 30, 2010
(in millions, except per share amounts)

					Tower/
			Pro		OBPL
	Historical		Forma		Pro Forma
	Tower	OBPL	Adjs.	Notes	Combined

Revenues
Net premiums earned	$541.0	$200.9	$—		$741.9
Ceding commission revenue	18.6	—	—		18.6
Insurance services revenue	0.8	—	—		0.8
Policy billing fees	1.8	—	—		1.8
Net investment income	47.2	2.3	—		49.5
Allocated investment income	—	7.0	(7.0)	3	—
Net realized gain (losses)
Other-than-temporary impairments	(9.0)	—	—		(9.0)
Portion of loss recognized in other comprehensive income (loss)	5.7	—	—		5.7
Other net realized investment gains (losses)	9.2	12.4	—		21.6
Change in unrealized investment gains	—	(9.9)	9.9	3	—

Total net realized investment gains (losses)	5.9	2.5	9.9		18.3

Total revenues	615.3	212.7	2.9		830.9
Expenses
Loss and loss adjustment expenses	329.2	151.9	(2.7)	6	478.4
Underwriting expenses	206.6	67.2	0.5	4	274.3
Acquisition-related transaction costs	1.3	—	(1.3)	8	—
Interest expense	10.1	—	—		10.1

Total expenses	547.2	219.1	(3.5)		762.8
Other Income (expense)
Other	(0.5)	(0.6)	—		(1.1)

Income before income taxes	67.6	(7.0)	6.4		67.0
Income tax expense (benefit)	21.9	3.8	—		25.7

Net income (loss)	45.7	(10.8)	6.4		41.3
Less: Net income (loss) attributable to noncontrolling interests	—	—	(9.2)	10	(9.2)

Net income (loss) available to Tower Group, Inc.’s common stockholders	$45.7	$(10.8)	$15.6		$50.5

Basic and diluted earnings per share
Basic	$1.02				$1.13
Diluted	$1.02				$1.12

Weighted average common shares outstanding
Basic	44.7				44.7
Diluted	44.9				44.9

See “Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements” below.

Tower Group, Inc.
Unaudited Condensed Consolidated Pro Forma Statement of Income
Year Ended December 31, 2009
(in millions, except per share amounts)

		Pro Forma
		Adjustments-					Tower/
		CastlePoint,			Pro		OBPL
	Historical	Hermitage	Pro Forma		Forma		Pro Forma
	Tower	and SUA (a)	Combined	OBPL	Adjs.	Notes	Combined

Revenues
Net premiums earned	$854.7	$182.2	$1,036.9	$467.2	$—		$1,504.1
Ceding commission revenue	43.9	(6.2)	37.7	—	—		37.7
Insurance services revenue	5.1	(5.1)	—	—	—		—
Policy billing fees	3.0		3.0	—	—		3.0
Net investment income	74.9	12.2	87.1	11.5	—		98.6
Allocated investment income	—	—	—	38.2	(38.2)	3	—
Net realized gain (losses)
Other-than-temporary impairments	(44.2)	—	(44.2)	—	—		(44.2)
Portion of loss recognized in other comprehensive income (loss)	20.7	—	20.7	—	—		20.7
Other net realized investment gains (losses)	25.0	(1.4)	23.6	1.3	—		24.9
Change in unrealized investment gains	—	—	—	13.4	(13.4)	3	—

Total net realized investment gains (losses)	1.5	(1.4)	0.1	14.7	(13.4)		1.4

Total revenues	983.1	181.7	1,164.8	531.6	(51.6)		1,644.8
Expenses
Loss and loss adjustment expenses	475.5	121.4	596.9	305.5	(5.1)	6	897.3
Underwriting expenses	334.4	57.4	391.8	145.2	1.1	4
					0.1	5	538.2
Acquisition-related transaction costs	14.0	—	14.0	—	(14.0)	8	—
Interest expense	18.1	—	18.1	—	—		18.1

Total expenses	842.0	178.8	1,020.8	450.7	(17.9)		1,453.6
Other Income (expense)
Equity income in unconsolidated affiliate	(0.8)	0.8	—	—	—		—
Gain on investment in acquired unconsolidated affiliate	7.4	(7.4)	—	—	—		—
Gain on bargain purchase	13.2	(13.2)	—	—	—		—
Other	—	—	—	(2.2)	—		(2.2)

Income before income taxes	160.9	(16.9)	144.0	78.7	(33.7)		189.0
Income tax expense (benefit)	51.6	(1.2)	50.4	22.2	(19.3)	9	53.3

Net income (loss)	109.3	(15.7)	93.6	56.5	(14.4)		135.7
Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—	9.3	10	9.3

Net income (loss) available to Tower Group, Inc.’s common stockholders	$109.3	$(15.7)	$93.6	$56.5	$(23.7)		$126.4

Basic and diluted earnings per share
Basic	$2.78		$2.29				$3.21
Diluted	$2.76		$2.27				$3.19

Weighted average common shares outstanding
Basic	39.4		$40.9				39.4
Diluted	39.6		$41.1				39.6

(a)	The pro forma adjustments are made to reflect the results of operations of CastlePoint, Hermitage and SUA assuming their acquisition by Tower had occurred on January 1, 2009. Certain one-time charges were excluded from the pro forma results including, (i) transaction costs of $11.4 million, $3.6 million and $2.7 million, respectively, related to the acquisitions of CastlePoint, Hermitage and SUA, (ii) CastlePoint’s severance expenses of $2.0 million (iii) Tower’s gain of $7.4 million related to the acquisition of CastlePoint, and (iv) Tower’s gain on bargain purchase of $13.2 million related to the acquisition of SUA.
See “Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements” below.

Tower Group, Inc.
Notes to Unaudited Pro forma Condensed Consolidated Financial Statements
1. Basis of Presentation
The unaudited pro forma condensed consolidated financial information gives effect to the acquisition of OBPL as if it had occurred (i) on June 30, 2010 for the purposes of the unaudited pro forma condensed consolidated balance sheet and (ii) on January 1, 2009 for the purposes of the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2009 and for the six months ended June 30, 2010. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2009 give effect to the acquisitions of CastlePoint Holdings, Ltd. (“CastlePoint”), Hermitage Insurance Company (“Hermitage”) and Specialty Underwriters’ Alliance (“SUA”), which were completed on February 5, 2009, February 27, 2009 and November 13, 2009, respectively, as if they had occurred on January 1, 2009. The unaudited pro forma condensed consolidated financial information has been prepared by Tower’s management. Certain amounts from OBPL’s historical consolidated financial statements have been reclassified to conform to Tower’s presentation.
General
This unaudited pro forma condensed consolidated financial information has been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”). The unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 and the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2009 and the six months ended June 30, 2010 have been prepared using the following information:
•	Unaudited historical consolidated financial statements of Tower as of June 30, 2010 and for the six months ended June 30, 2010;

•	Unaudited historical carve-out financial statements of OBPL as of June 30, 2010 and for the six months ended June 30, 2010;

•	Unaudited historical financial statements for CastlePoint, Hermitage and SUA for the period from January 1, 2009 through their respective acquisition dates;

•	Audited historical consolidated financial statements of Tower for the year ended December 31, 2009;

•	Audited historical carve-out financial statements of OBPL for the year ended December 31, 2009;

•	Such other supplementary information as considered necessary to reflect the proposed acquisition in the unaudited pro forma condensed consolidated financial information.
The pro forma adjustments reflecting the acquisition of OBPL by Tower are based on certain estimates and assumptions. The unaudited pro forma adjustments may be revised as additional information becomes available. The actual adjustments and the allocation of the final purchase price of OBPL will depend on a number of factors, including additional financial information available at such time. Therefore, the actual adjustments will differ from the pro forma adjustments and it is possible that the differences may be material. Tower’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information does not include financial benefits or expenses from operating expense efficiencies or revenue enhancements arising from the acquisition of OBPL and the acquisitions of CastlePoint, Hermitage and SUA by Tower nor does the unaudited pro forma condensed consolidated financial information include the portion of restructuring and integration costs to be incurred by Tower, CastlePoint, Hermitage, SUA and OBPL.
The unaudited pro forma condensed consolidated financial information is not intended to reflect the results of operations or the financial position that would have resulted had the acquisitions of OBPL, CastlePoint, Hermitage and SUA by Tower been effected on the dates indicated and if the companies had been managed as one entity. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements of Tower included in Tower’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter and six months ended June 30, 2010 and the historical carve-out financial statements of OBPL included as an Exhibit to this Current Report on Form 8-K.
2. Purchase Price and Related Considerations
On July 1, 2010, Tower completed the acquisition of OBPL from OneBeacon Insurance Group, Ltd. (“OneBeacon”), pursuant to the definitive agreement (“the Purchase Agreement”), dated as of February 2, 2010, by and among Tower and OneBeacon.
Under the terms of the Agreement, the Company acquired Massachusetts Homeland Insurance Company (“Homeland”), York Insurance Company of Maine (“York”) and two management companies (together the “Stock Companies”). The management companies are the attorneys-in-fact for Adirondack Insurance Exchange, a New York reciprocal insurer, and New Jersey

Tower Group, Inc.
Notes to Unaudited Pro forma Condensed Consolidated Financial Statements
Skylands Insurance Association, a New Jersey reciprocal insurer (collectively, the “Reciprocals”). In addition, Tower purchased from OneBeacon $102 million principal of surplus notes issued by the Reciprocals (the “Surplus Notes”). The total consideration for this acquisition was $167 million.
Tower will consolidate OBPL as of July 1, 2010 and the purchase consideration will be allocated to the assets acquired and liabilities assumed, including separately identified intangible assets, based on their fair values as of the close of the acquisition. Direct costs of the acquisition are accounted for separately from the business combination and are expensed as incurred. As the values of certain assets and liabilities are preliminary in nature, they are subject to adjustment as additional information is obtained, including, but not limited to, valuation of separately identifiable intangibles, fixed assets, deferred taxes and loss reserves. The valuations will be finalized within 12 months of the close of the acquisition. When the valuations are finalized, any changes to the preliminary valuation of assets acquired or liabilities assumed may result in adjustments to separately identifiable intangible assets and goodwill.
The accompanying unaudited pro forma condensed consolidated financial statements include the results of the Reciprocals because Tower has determined that the Reciprocals qualify as variable interest entities and that Tower is the primary beneficiary due to its investment in the Surplus Notes and Tower’s ability to direct the activities of the Reciprocals through the management companies. Accordingly, the Reciprocals are consolidated in the accompanying pro forma financial statements for the periods presented.
For a complete description of the acquisition, refer to the Purchase Agreement, which was attached as Exhibit 2.1 to the Current Report on Form 8-K, filed on February 3, 2010, and is incorporated herein by reference.
For purposes of presentation in the unaudited pro forma condensed consolidated financial information, the allocation of the purchase consideration is assumed to be as follows:

($ in thousands)

Purchase Consideration
Purchase price paid in cash	$166,566

Total purchase consideration	166,566

Allocation of Purchase Consideration
Total assets	863,269
Total liabilities	(616,827)
Effect of reversing carve-out adjustments	(101,302)
Estimated fair value adjustments, net of taxes of ($8,575)	15,925

Estimated fair value of net assets acquired	161,065

Goodwill	$5,501

The purchase price is allocated to balance sheet assets acquired (including identifiable intangible assets arising from the merger) and liabilities assumed based on their estimated fair value. The fair value adjustments to the OBPL historical consolidated balance sheet in connection with the merger are described in the Notes below.
3. In connection with the preparation of the carve-out financial statements, OneBeacon management allocated capital consistent with the way it planned, reported and evaluated capital for its respective businesses. This allocation was based on their internally developed economic capital model that allocated capital to each of its businesses. Allocated capital and the investment assets associated with the allocated capital, allocated investment income or loss, and associated current and deferred taxes were removed from the pro forma balance sheets and statements of operations, since they are not part of the assets acquired or liabilities assumed in the acquisition and cash and other short term investments to support the liabilities were transferred to Tower. In addition, certain adjustments were made to conform OBPL accounting policies to those used by Tower.
4. Identifiable intangible assets and their amortization periods are, as follows:

	Amount	Amortization
Description	(in millions)	Period (in years)

Management contract	$54.6	Indefinite
Distribution network	7.3	10
Trademark and name	2.6	5 - 10
Insurance licenses	1.3	Indefinite

Total	$65.8

Tower Group, Inc.
Notes to Unaudited Pro forma Condensed Consolidated Financial Statements
     All intangible assets and goodwill will be tested for impairment whenever events or change in circumstances indicate that a carrying amount may be impaired. In addition, indefinite lived intangible assets and goodwill will be subject to an impairment test at least annually. The pro forma statements of income reflect amortization expense for intangibles of $0.6 million for the six months ended June 30, 2010 and $1.1 million for the year ended December 31, 2009.
5. Deferred acquisition costs (“DAC”), which includes the value of business acquired (“VOBA”) increased by $0.1 million. The valuation for the policies that were in force on the acquisition date has been determined by using a cash flow model rather than an observable market price, as a liquid market for valuing the in force business could not be determined. The valuation model uses an estimate of the expected underwriting profit and the net nominal future cash flows associated with the in force policies that a market participant would expect as of the date of the acquisition. The fair value of the VOBA recorded on June 30, 2010 was $41.8 million and replaced OBPL’s carried DAC of $41.7 million as part of the business combination adjustments. The fair value adjustment will be amortized in proportion to the timing of the expected underwriting profit associated with the in force policies acquired. The cash flow or interest component of the VOBA asset will be amortized in proportion to the expected underwriting profit associated with the in force policies acquired. The amortization will be reflected as a component of underwriting expenses. As a result of this business combination adjustment, the Company’s pro forma underwriting expenses increased by $0.1 million for the year ended December 31, 2009.
6. The fair value of the loss and LAE reserves increased by $41.4 million as a result of the required fair value adjustment on loss and LAE reserves. This valuation has been determined by using a cash flow model rather than an observable market price as a liquid market for such underwriting liabilities could not be determined. The valuation model uses an estimate of net nominal future cash flows related to liabilities for losses and LAE that a market participant would expect as of the closing date. These future cash flows are adjusted for the time value of money at a risk free rate and a risk margin to compensate an acquirer for bearing the risk associated with the liabilities. The risk premium component of the fair value adjustment for loss and LAE reserves of $11.7 million will be amortized over the loss and LAE payout pattern and reflected as a component of loss and LAE incurred. The pro forma statements of income reflect the amortization of the fair value adjustments of $2.7 million for the six months ended June 30, 2010 and $5.1 million for the year ended December 31, 2009.
7. This amount reflects elimination of OBPL’s historical equity balances.
8. For pro forma purposes, acquisition-related transaction costs incurred by Tower were reversed since they are of a non-recurring nature.
9. Deferred taxes and income tax expense were adjusted to reflect the effects of the purchase GAAP accounting entries.
10. Net income (loss) attributable to noncontrolling interests represents the net income (loss) for the Reciprocals and is presented separately as required under GAAP to arrive at net income available to Tower Group Inc.’s common stockholders.
11. Goodwill increased by $5.5 million and represents the excess of the purchase price over the estimated fair value of net assets and liabilities acquired. Final purchase accounting adjustments may differ from the unaudited pro forma adjustments presented herein.
12. These balances were adjusted to reflect the commercial insurance business written in the OBPL entities which was simultaneously reinsured back to OneBeacon Insurance Group.